UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

ENERGIZER RESOURCES INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	000-51151 (Commission File Number)	20-0803515 (IRS Employer Identification No.)

520 – 141 Adelaide St. W., Toronto, Ontario, Canada (Address of Principal Executive Offices)	M5H 3L5 (Zip Code)

Registrant’s telephone number, including area code:   (416) 364-4911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to Energizer Resources Inc., a Minnesota corporation.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2014, Mr. Dean Comand and Mr. Dalton Larson were appointed as members of the Company’s Board of Directors. Mr. Comand and Mr. Larson’s and Mr. Harder’s respective biographies are below.

Mr. Dean Comand

Mr. Comand was the Vice President of Operations for Sherritt International, where he held the Vice President of Operations position for Sherritt’s Madagascar Ambatovy Project. Mr. Comand, is a Professional Engineer (P.Eng) and Certified Engineering Technologist with extensive Madagascar mining operations experience and holds his P. Eng designation in the province of Ontario as well as designation as a Certified Engineering Technologist. Mr. Comand earned his Maintenance Manager Professional Designation (MMP) license in 2006 and his Charter Director designation (C.Dir) in 2012.

Mr. Dalton Larson

Mr. Larson is a former partner of a major Vancouver Law firm, now McMillan LLP and currently maintains a private practice along with a successful investment business. Mr. Larson was a director of First Coal Corporations from 2004 through 2011. Mr. Larson holds a Masters Degree in law from the University of London, England

On November 6, 2014, Mr. Johann de Bruin resigned as a member of the Company’s Board of Directors to concentrate on his Managing Director position at DRA Mineral Projects Pty Ltd.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release of November 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2014                                                Energizer Resources Inc.

                                                                                             By: /s/ Peter D. Liabotis

                                                                                                      Peter D. Liabotis

                                                                                                       Chief Financial Officer

Exhibit 99.1

Energizer Resources Appoints Industry Experts as Independent Directors

NEWS RELEASE – November 6, 2014

Energizer Resources Inc. (TSX:EGZ) (OTCQX:ENZR) (WKN:A1CXW3) (“Energizer” or the “Company”) is pleased to announce the appointments of Mr. Dean Comand and Mr. Dalton Larson as independent members to the Board of Directors of Energizer. Both individuals are highly respected in their fields and have significant and relevant mining industry experience, which will be invaluable for the next phase of Energizer’s development.

Mr. Comand, P. Eng, CET MMP CDir, is a Mechanical Engineer with extensive Madagascar mining operations experience and holds his P. Eng designation in the province of Ontario as well as designation as a Certified Engineering Technologist. Mr. Larson is a Canadian attorney with more than 35 years as a member of the Law Society of British Columbia and has significant experience in the capital markets, specifically the equity and debt sectors.

Mr. Comand is a former executive of Sherritt International, where he held the position of Vice President of Operations for Sherritt’s Madagascar Ambatovy Project, which is one of the largest lateritic nickel mines in the world. Ambatovy is a joint venture between Sherritt International, Japan’s Sumitomo Corp, Korea’s Resources Corp (KORES) and Canada’s SNC Lavalin Inc.. Mr Comand is a Professional Engineer (P.Eng) and Certified Engineering Technologist (CET) who earned his Maintenance Manager Professional Designation (MMP) license in 2006 and his Charter Director designation (C.Dir) in 2012.  He is currently consulting for numerous clients around the world in the mining and energy sectors. Mr. Comand spent the past 3.5 years in Madagascar and successfully led the organization through construction, commissioning and operations of the project to commercial production. Throughout his career he has consistently held senior positions in complex operations, business development, environmental management, maintenance, and project construction.

Mr. Larson is a former partner of a major Vancouver Law firm, now McMillan LLP and currently maintains a private practice along with a successful investment business. As an expert in alternate dispute resolution, Dalton has extensive experience as a professional arbitrator and mediator. He holds a Masters Degree in law from the University of London, England and has served more than 25 years as a director of several investment funds managed by the CW Funds group of companies, affiliated with Ventures West Management Inc., which was one of the largest venture capital firms in Canada. He has served as Chairman of the Board of Directors of a Philippine ethanol company and was a founding shareholder and first Chairman of the Board of Directors of the First Coal Corporation, which started operations in 2004 and raised in excess of $65 million in equity to finance its development activities.  This company was sold to Xstrata in 2011 for in excess of $150 million.

The Company also wishes to advise that Mr. Johann de Bruin will be stepping down from the Board to focus on his increasing responsibilities at DRA as Managing Director. Mr. de Bruin, who has served as a member of Energizer’s board since 2012, provided guidance to the board relating to African mineral project development as well as supporting the transition of Energizer from an exploration company to a fully-fledged producer.  The earlier appointment of Mr. Robin Borley, a former Director of DRA and now Mr. Dean Command have augmented the team sufficiently from an operations and technical standpoint to continue to provide these inputs.  Mr. de Bruin will continue to act as a key advisor to Energizer and remains the primary liaison between DRA and the Company, as he has over the past four years.

Peter Harder, Chairman commented, "We are very pleased to add two highly respected and accomplished mining executives as independent board members.  Dean’s extensive technical knowledge of operations and optimization of process efficiency, as well as hands-on experience in Madagascar, will be a considerable asset to the Company as we move toward finalizing our feasibility study and the next phase of development. Dalton’s expertise in mediation and project investment experience will greatly assist us in our continued efforts and negotiations with regards to project financing and off-take arrangements.

I would also like to take this opportunity on behalf of the Board to sincerely thank Johann for his service, guidance and input over the past several years as a director in helping to move the Company forward. We wish him every success with his new responsibilities at DRA and remain grateful that he will provide continued oversight on the project.”

About Energizer Resources

Energizer Resources is a mineral exploration and mine development company based in Toronto, Canada, that is developing its 100%-owned, flagship Molo Graphite Project in southern Madagascar. The Molo is one of the largest known all-flake graphite deposits in the world and hosts a NI 43-101 compliant measured mineral resource of 23.62 million tonnes (MT) grading 6.32% carbon (C), an indicated mineral resource of 76.75 MT grading 6.25% C and an inferred mineral resource of 40.91 MT at 5.78% C, for a combined total of 141.28 MT at 6.13%C, above a 2% C cut off.

Energizer expects to release the results of a feasibility study in respect of the Molo Graphite Project in the next 60-90 days.

For more information on the Molo Graphite Project, please refer to the Company’s technical report entitled “Molo Graphite Project, Fotadrevo, Province of Toliara, Madagascar, Preliminary Economic Assessment Technical Report Update” dated April 12, 2013 available under the Company’s profile at www.sedar.com for a discussion in respect of certain key assumptions, parameters and methods in respect to the mineral resource disclosure..

Mr. Craig Scherba, P.Geo., President and COO is the qualified person who reviewed and approved the technical information provided in this press release.

For more information, please contact:

Brent Nykoliation, Senior Vice President, Corporate Development, +1.416.364.4911

Email:  bnykoliation@energizerresources.com

or Craig Scherba, President and COO, cscherba@energizerresources.com

Safe Harbour: This press release contains statements that may constitute “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation. Readers are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks, which could cause actual results to vary and in some instances to differ materially from those anticipated by the Company and described in the forward-looking statements contained in this press release. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur or, if any of them do so, what benefits the Company will derive there from. The forward-looking statements contained in this news release are made as at the date of this news release and the Company does not undertake any obligation to update publicly or to revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws.

The NI 43-101 compliant technical report, titled "Molo Graphite Project Fotadrevo Province of Toliara, Madagascar Preliminary Economic Assessment Technical Report Update” dated April 12, 2013, was prepared by DRA Mineral Projects Pty Ltd and authored by John Hancox, Pri.Sc.Nat, Desmond Subramani, Pri.Sc.Nat, Dave Thompson and Glenn Bezuidenhout, all Qualified Persons as defined by NI 43-101, and independent of Energizer Resources for the purposes of NI 43-101 requirements. The Technical Report is available on SEDAR at www.sedar.com and on the Company's website at www.energizerresources.com.

The disclosure in this press release uses mineral resource classification terms that comply with reporting standards in Canada and are made in accordance with Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”). NI 43-101 establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. These standards differ significantly from the mineral reserve disclosure requirements of the SEC set forth in Industry Guide 7. Consequently, information regarding mineralization contained in this press release is not comparable to similar information that would generally be disclosed by U.S. companies in accordance with the rules of the SEC. Under SEC standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Among other things, all necessary permits would be required to be in hand or issuance imminent in order to classify mineralized material as reserves under the SEC standards. This press release uses the terms “measured mineral resources,” “indicated mineral resources” and “inferred mineral resources” to comply with the reporting standards in Canada. The SEC does not recognize mineral resources and U.S. companies are generally not permitted to disclose mineral resources of any category in documents they file with the SEC. Investors are specifically cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves as defined in NI 43-101 or Industry Guide 7. Further, “inferred mineral resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, investors are also cautioned not to assume that all or any part of an inferred resource exists. It cannot be assumed that all or any part of “measured mineral resources,” “indicated mineral resources,” or “inferred mineral resources” will ever be upgraded to a higher category. Investors are cautioned not to assume that any part of the reported “measured mineral resources,” “indicated mineral resources,” or “inferred mineral resources” in this press release are economically or legally mineable. For the above reasons, information contained in this press release containing descriptions of our mineral resource estimates are not comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements of the SEC.